UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2007

NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices, including Zip Code)

(781) 565-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Ex-10.1 Increase Joinder, dated as of August 24, 2007
Ex-23.1 Consent of Ernst & Young LLP
Ex-23.2 Consent of Vitale, Caturano & Company, Ltd.
Ex-99.1 Press Release dated August 24, 2007
Ex-99.1 Press Release dated August 27, 2007
Ex-99.3 Consolidated financial statements of Tegic Communications, Inc., as of December 31, 2006 and 2005
Ex-99.4 Consolidated financial statements of Tegic Communications, Inc., as of June 30, 2007
Ex-99.5 Consolidated financial statements of Voice Signal Technologies, Inc., as of December 31, 2006 and 2005
Ex-99.6 Consolidated financial statements of VoiceSignal Technologies, Inc., as of June 30, 2007
Ex-99.7 Unaudited pro forma combined financial statements of Nuance Communications, Inc.

Item 1.01.	Entry into a Material Definitive Agreement

On August 24, 2007, Nuance entered into an Increase Joinder dated as of August 24, 2007 (the “Increase Joinder”) with UBS AG, Stamford Branch, as administrative agent, Citigroup North America, as syndication agent, Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P., as co-documentation agents, Citigroup Global Markets Inc. and Lehman Brothers Inc., as joint lead arrangers, Citigroup Global Markets Inc., Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P., as joint bookrunners, Banc of America Securities LLC as co-arranger, and Citicorp North America, Inc., Lehman Commercial Paper Inc., Goldman Sachs Credit Partners L.P., and Bank of America, N.A., as lenders. The Increase Joinder amended Nuance’s existing credit agreement entered into on March 31, 2006 and amended and restated on April 5, 2007 (the “Existing Credit Agreement”) to provide for incremental term loans in the amount of $225 million (“Incremental Credit Facility”). The term loans under the Incremental Credit Facility increase the outstanding term loans under the Existing Credit Agreement from $440.3 million to a total of $665.3 million. The existing term loans and the term loans under the Incremental Credit Facility amortize, at a rate of 1.0% of the principal amount on an annual basis, payable quarterly, with the balance due at maturity in March 2013. The Increase Joinder also provided for an increase in the interest rates applicable to all term loans of 0.25% so that the term loans now bear interest at a rate equal to a new applicable margin plus, at our option, either (a) the base rate (which is the higher of the corporate base rate of UBS AG, Stamford Branch, or the federal funds rate plus 0.50% per annum) or (b) LIBOR (determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in U.S. dollars). The applicable margin for borrowings now ranges from 0.75% to 1.50% per annum with respect to base rate borrowings and from 1.75% to 2.50% per annum with respect to LIBOR-based borrowings, depending upon our leverage ratio. The Existing Credit Agreement also provides for a $75 million revolving credit facility due in March 2012. The interest rates for the revolving credit facility remain unchanged.

The additional funds received by Nuance under the Incremental Credit Facility were used to fund the cash portion of the merger consideration for Nuance’s acquisition of VoiceSignal described in Item 2.01 below, to pay related fees and expenses and for general corporate purposes. The Incremental Credit Facility forms a part of the Existing Credit Agreement and is secured by the same assets of Nuance and its domestic subsidiaries as is provided for under the Existing Credit Agreement and related loan documents. The covenants, representations and warranties and events of default under the Existing Credit Facility remain unchanged.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 24, 2007, Nuance Communications, Inc. (“Nuance”) completed its acquisition of all of the outstanding capital stock of Tegic Communications, Inc. (“Tegic”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated June 21, 2007, by and among AOL LLC (“AOL”), Tegic and Nuance. The aggregate consideration delivered to AOL, the former stockholder of Tegic, consisted of a payment of $265 million in cash. The terms of the transaction are more fully described in the Stock Purchase Agreement, which was filed by Nuance as Exhibit 2.1 to the Current Report on Form 8-K filed on June 27, 2007, and is incorporated herein by reference. A copy of the press release announcing the closing of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Also on August 24, 2007, Nuance completed its acquisition of all of the outstanding capital stock of Voice Signal Technologies, Inc. (“VoiceSignal”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Nuance, Vicksburg Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Nuance (“Merger Sub”), and VoiceSignal. Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into VoiceSignal with VoiceSignal continuing as the surviving corporation and a wholly owned subsidiary of Nuance (the “Merger”). The aggregate consideration to be delivered to the former stockholders of VoiceSignal consists of approximately 5.8 million shares of Nuance common stock and a payment of approximately $201 million in cash, net of the estimated cash closing balance of VoiceSignal. The merger consideration will be paid to the former VoiceSignal stockholders in accordance with the terms of the Merger Agreement. The terms of the Merger are more fully described in the Merger Agreement, which was filed by Nuance as Exhibit 2.1 to the Current Report on Form 8-K filed on May 18, 2007, and is incorporated herein by reference. A copy of the press release announcing the closing of the Merger is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

(1) The historical financial statements of Tegic, including Tegic’s statements of assets to be acquired and liabilities to be assumed as of December 31, 2006 and 2005, and the related statements of revenues and direct expenses for each of the three years in the period ended December 31, 2006, are being filed as Exhibit 99.3 to this Form 8-K.

(2) The unaudited financial statements of Tegic, including Tegic’s statement of assets to be acquired and liabilities to be assumed as of June 30, 2007 and the unaudited statements of revenues and direct expenses for the six month periods ended June 30, 2007 and 2006, are being filed as Exhibit 99.4 to this Form 8-K.

(3) The historical audited financial statements of VoiceSignal, including VoiceSignal’s balance sheets as of December 31, 2006 and 2005, and the related statements of operations, changes in redeemable convertible preferred stock, stockholders’ deficit and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2006 are being filed as Exhibit 99.5 to this Form 8-K.

(4) The unaudited financial statements of VoiceSignal, including VoiceSignal’s balance sheet as of June 30, 2007, the unaudited statements of income for the three and six months ended June 30, 2007 and 2006, and the unaudited statement of cash flows for the six months ended June 30, 2007 and 2006, are being filed as Exhibit 99.6 to this Form 8-K.

(b) Pro Forma Financial Information

(1) The unaudited pro forma combined financial statements of Nuance Communications, Inc. for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, giving effect to the acquisition of Tegic Communications, Inc. are included within Exhibit 99.7 to this Form 8-K.

(2) The unaudited pro forma combined financial statements of Nuance Communications, Inc. for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, giving effect to the acquisition of VoiceSignal Technologies, Inc. are included within Exhibit 99.7 to this Form 8-K.

(d) Exhibits

2.1	Stock Purchase Agreement, dated as of June 21, 2007, by and among AOL LLC, Tegic Communications, Inc. and Nuance Communications, Inc. (incorporated by reference to Exhibit 2.1 to the Registration’s Current Report on Form 8-K filed with the Commission on June 27, 2007).
2.2	Agreement and Plan of Merger by and among Nuance, Vicksburg Acquisition Corporation, Voice Signal Technologies, Inc., U.S. Bank National Association, as Escrow Agent, and Stata Venture Partners, LLC, as Stockholder Representative, dated as of May 14, 2007 (incorporated by reference to Exhibit 2.1 to the Registration’s Current Report on Form 8-K filed with the Commission on May 18, 2007).
10.1	Increase Joinder, dated as of August 24, 2007, by and among Nuance Communications, Inc. and the other parties identified therein, to the Amended and Restated Senior Secured Credit Facility dated as of April 5, 2007.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Vitale,Caturano, & Company, Ltd.
99.1	Press Release dated August 24, 2007 by Nuance Communications, Inc.*
99.2	Press Release dated August 27, 2007 by Nuance Communications, Inc.*
99.3	Financial statements of Tegic Communications, Inc., as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006.
99.4	Financial statements of Tegic Communications, Inc., as of June 30, 2007, and for the six month periods ended June 30, 2007 and 2006.
99.5	Consolidated audited financial statements of Voice Signal Technologies, Inc., as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006.
99.6	Consolidated unaudited financial statements of VoiceSignal Technologies, Inc., as of June 30, 2007, and for each of the three and six months ended June 30, 2007 and 2006.
99.7	Unaudited pro forma combined financial statements of Nuance Communications, Inc. for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, giving effect to the acquisitions of Tegic Communications, Inc. and VoiceSignal Technologies, Inc.

*	These exhibits are “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer

Date: August 30, 2007

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